AMENDMENT TO MANUFACTURING AGREEMENT

This Amendment to Manufacturing Agreement (this "Agreement") is made as of March 29, 2002 (the "Effective Date") by and between Flextronics Malaysia SDN BHD (the "Supplier") and Com21, Inc. (the "Customer").

R E C I T A L S

The Supplier and the Customer are parties to an Manufacturing Services Contract, dated March 22, 2000 (the "Manufacturing Agreement"), and have agreed to modify certain terms of the Manufacturing Agreement as set forth specifically in this Agreement.

NOW THEREFORE, for valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1. Excess Products and Excess Materials.

1.1 Payments to the Supplier. The Customer acknowledges and agrees that any materials acquired by the Supplier to support purchase orders and forecasts under the Manufacturing Agreement (the "Excess Materials") or which have been ordered by the Supplier to support such Orders and Forecasts (each, an "Excess Purchase Commitment"), have been rendered obsolete and/or surplus as of the Effective Date and the Customer agrees to pay the Supplier the actual cost of the Excess Materials and the actual value of the Excess Purchase Commitments (together, the "Material Exposure Amount") in the manner provided in Section 3 of this Agreement.

1.2 Delivery to Customer. The Supplier shall deliver the Excess Materials to Customer as soon as practicable after the Effective Date.

2. Outstanding Accounts Payable.

2.1 From the Supplier to the Customer. The Supplier and the Customer agree that at the Effective Date the Supplier owes the Customer $212,668.31 (the "Supplier's Accounts Payable") as payment in respect of Materials purchased by the Supplier from the Customer in connection with the Manufacturing Agreement. The parties agree that the Supplier shall pay the Supplier's Accounts Payable to the Customer in the manner provided in Section 3 of this Agreement.

2.2 From the Customer to the Supplier. The Customer and the Supplier hereby agree that at the Effective Date the Customer owes the Supplier $1,956,039.30 as payment in respect of Products and Services provided by the Supplier under the Manufacturing Agreement (the "Customer's Accounts Payable Amount"). The parties agree that the Customer shall pay the Customer's Accounts Payable Amount to the Customer in the manner provided in Section 3 of this Agreement.

3. Manner of Payment.

3.1 Promissory Note. Simultaneously with the execution and delivery of this Agreement, the Customer is delivering to the Supplier (a) a duly executed promissory note (the "Note") substantially in the form of Exhibit A, dated the Effective Date and in a principal amount equal to $2,517,570.60 (the "Note Amount") which amount consists of: (i) $774,199.61, the Material Exposure Amount; plus (ii) the Customer's Accounts Payable Amount; minus (iii) the Supplier's Accounts Payable.

3.2 Warrant. Simultaneously with the execution and delivery of this Agreement, the Customer shall issue and deliver to Flextronics International Ltd. a warrant to purchase 150,000 shares of the Customer's common stock, par value $.001 per share, substantially in the form of Exhibit B (the "Warrant"), and which incorporates registration rights as mutually determined by the parties.

3.3 Full Satisfaction. The Supplier acknowledges and agrees that the delivery by the Customer of the Note and the Warrant shall be in full satisfaction of all of the Customer's obligations under the Manufacturing Agreement as of the Effective Date. The Customer acknowledges and agrees that the deduction of the Supplier's Accounts Payable from the Note Amount (as provided in Section 3.1 of this Agreement) shall be in full satisfaction of the Supplier's obligation to pay the Supplier's Accounts Payable to the Customer.

4. Condition to Effectiveness. It shall be a condition to the effectiveness of this Agreement that the Customer shall have delivered the Note and the Warrant to the Supplier simultaneously with its execution and delivery of this Agreement.

5. Miscellaneous.

5.1 Severability. If any provision or any part thereof contained in this Agreement is for any reason held to be invalid or unenforceable in any respect under the laws of any jurisdiction where enforcement is sought, such invalidity or unenforceability will not affect any other provision of this Agreement and this Agreement will be construed as if such invalid or unenforceable provision or part thereof had not been contained therein.

5.2 Variations. No purported variation or amendment of this Agreement will be valid unless made or confirmed in writing by a duly authorized representative of each party.

5.3 Effect on Manufacturing Agreement. The Manufacturing Agreement is hereby amended, but solely to the extent that any provision of this Agreement is inconsistent with the provisions of the Manufacturing Agreement. Except as specifically amended by this Agreement, the Manufacturing Agreement remains unchanged and continues in full force and effect.

5.4 Waiver. The waiver of any term, condition or provision of this Agreement must be in writing and signed by an authorized representative of the waiving party. Any such waiver will not be construed as a waiver of any other term, condition or provision except as provided in writing, nor a waiver of any subsequent breach of the same term, condition or provision.

5.5 Assignment. Neither party may assign this Agreement or any part thereof without the written consent of the other.

5.6 Headings. The headings in this Agreement are inserted for convenience only and do not constitute a part of any Contract nor are they to be referred to in its interpretation.

5.7 Governing Law. This Agreement and all transactions under it will be governed by the laws of the State of California exclusive of any provisions of the United Nations Convention on the International Sale of Goods and without regard to principles of conflict of laws. The parties submit to the jurisdiction of the courts of Santa Clara County, California. The parties hereto expressly waive any right they may have to a jury trial and agree that any proceedings under this Agreement shall be tried by a judge without a jury.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

FLEXTRONICS MALAYSIA SDN BHD

By: ______________________________

Name:

Title:

COM21, INC.

By: ______________________________

Name:

Title:

EXHIBIT A

Note

See attached.

EXHIBIT B

Warrant

See attached.

COM21, INC.
(a Delaware corporation)

Amount: $2,517,570.60 March 29, 2002

UNSECURED SUBORDINATED PROMISSORY NOTE

WHEREAS, Com21, Inc., a Delaware corporation ("Borrower"), previously entered into a Manufacturing Agreement by and between Flextronics Malaysia SDN BHD ("Lender") and Borrower, dated as of March 22, 2000 (the "Manufacturing Agreement").

WHEREAS, Borrow and Lender desire to amend the Manufacturing Agreement with an Agreement, by and between Borrower and Lender, dated as of even date herewith (the "Amendment to Manufacturing Agreement").

WHEREAS, in order to induce Borrower and Lender to enter into the Amendment to Manufacturing Agreement, Borrower and Lender hereby agree to execute this Note and a Warrant to Purchase Common Stock of even date herewith (the "Warrant").

NOW, THEREFORE, in consideration of the mutual promises and covenants set forth hereinafter and in the Amendment to Manufacturing Agreement, all parties hereto agree as follows:

Principal Amount. For value received Borrower promises to pay to the order of Lender the principal sum of two million five hundred and seventeen thousand five hundred and seventy and 60/100 Dollars ($2,517,570.60) (the "Principal Amount").

Interest Rate. The interest rate shall accrue as simple interest on the outstanding Principal Amount at the rate of eight percent (8%) per annum, compounded monthly, with respect to the amount of the unpaid principal and interest of the Note.

Payment. Outstanding principal amount and accrued interest shall be due and payable in accordance with the payment schedule attached hereto as Schedule A.

The principal amount of this Note and accrued interest thereon may be prepaid in whole or in part at any time without penalty. All computations of interest shall be made on the basis of a year of 365 days, or 366 days, as the case may be for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest is payable.

Anything herein to the contrary notwithstanding, if during any period for which interest is computed hereunder, the amount of interest computed on the basis provided for in this Note, together with all fees, charges and other payments which are treated as interest under applicable law, as provided for herein or in any other document executed in connection herewith, would exceed the amount of such interest computed on the basis of the Highest Lawful Rate (as defined herein), Borrower shall not be obligated to pay, and Lender shall not be entitled to charge, collect, receive, reserve or take, interest in excess of the Highest Lawful Rate, and during any such period the interest payable hereunder shall be computed on the basis of the Highest Lawful Rate. As used herein, "Highest Lawful Rate" means the maximum non-usurious rate of interest, as in effect from time to time, which may be charged, contracted for, reserved, received or collected by Lender in connection with this Note under applicable law.

All payments hereunder shall be in lawful money of the United States of America at the principal office of the Lender at its address set forth in Section 13, or at such other place as the Lender hereof may from time to time designate in writing to the Borrower, not later than 5:00 p.m. Pacific Standard Time on the due date of the payment as long as such due date is on a Business Day. A "Business Day" means a day (i) other than Saturday or Sunday, and (ii) on which banks are not required or authorized to close in New York City. If a payment due date does not fall on a Business Day, then such payment due date shall be the next succeeding Business Day which follows such payment due date.

Unsecured Note. This Note is not secured.

    Subordinated Note. The Lender agrees that all payments on account of the principal and interest indebtedness under this Note (the "Subordinated Indebtedness") shall be subordinate and subject in right of payment, to the extent and in the manner set forth herein, to the prior payment in full in cash or cash equivalents of Senior Indebtedness. As used herein, "Senior Indebtedness" shall mean any indebtedness, liabilities and other obligations of the Borrower (whether as primary obligor or as guarantor) to any person (each a "Senior Lender") with respect to any working capital, revolving credit or other line of credit facility, any term loan facility, or any other extension of credit by a bank, insurance company or financial institution engaged in the business of lending money, but in each case only to the extent such indebtedness, liability or obligation is secured. The terms "indebtedness," "liabilities" and "obligations" are used herein in their most comprehensive sense and include any and all advances, debts, obligations and liabilities, now existing or hereafter arising, whether voluntary or involuntary and whether due or not due, absolute or contingent, liquidated or unliquidated, determined or undetermined.

    No Voting Rights. This Note shall not entitle the Lender to any voting rights or other rights as a stockholder of the Borrower.

    Amendment; Waiver. Any amendment hereto or waiver of any provision hereof may be made only with the written consent of the Borrower and the Lender. This Note shall inure to the benefit of and bind the successors, permitted assigns, heirs, executors, and administrators of the parties hereto, provided that this Note shall not be transferable or assignable by Lender without the prior written consent of Borrower.

    Events of Default.

    (a) This Note shall become immediately due and payable upon the occurrence of an Event of Default, whereupon the Note and all such interest shall become and be immediately due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by Borrower. For purposes hereof, the occurrence of any of the following shall constitute an "Event of Default" under this Note:

    (i) the failure to make any payment of principal or any other amount payable hereunder when due under this Note or the breach of any other condition or obligation under this Note, and the continuation of such failure or breach for thirty (30) days; or

    (ii) the filing of a petition by or against the Borrower under any provision of applicable bankruptcy or similar law; or appointment of a receiver, trustee, custodian or liquidator of or for all or any part of the assets or property of the Borrower; or the insolvency of the Borrower; or the making of a general assignment for the benefit of creditors by the Borrower.

    (b) If any Event of Default shall occur, the Lender may (i) by notice to the Borrower, declare the entire unpaid principal amount of this Note, all interest accrued as of the effective date of the Event of Default and all other amounts payable hereunder to be forthwith due and payable, whereupon all unpaid principal under this Note, all such accrued interest and all such other amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower.

    Governing Law. This Note is made in accordance with and shall be construed under the laws of the State of California, other than the conflicts of law principles thereof.

    Replacement of Lost, Destroyed, Etc. Note. The Borrower covenants to the Lender that upon receipt of evidence reasonably satisfactory to the Borrower of the loss, theft, destruction, or mutilation of this Note and, in the case of any such loss, theft or destruction, upon receipt of an indemnity reasonably satisfactory to the Borrower, or in the case of any such mutilation upon surrender and cancellation of such Note, the Borrower will make and deliver a new Note, or like tenor, in lieu of the lost, stolen, destroyed or mutilated Note.

    Waiver. The Borrower hereby expressly waives presentment, demand for payment, dishonor, notice of dishonor, protest, notice of protest and any other formality.

    Notices. All notices and other communications provided for hereunder shall, unless otherwise stated herein, be in writing (including by facsimile) and mailed, sent or delivered to the respective parties hereto at or to the following addresses or facsimile numbers (or at or to such other address or facsimile number as shall be designated by any party in a written notice to the other parties hereto):

If to the Lender: Flextronics Malaysia SDN BHD

Lot Plo 37

Kawasan Perindustrian Senai

81400 Senai

Johor, Malaysia

Attn:

If to the Borrower: Com21, Inc.

750 Tasman Drive

Milpitas, CA 95035

Fax: 408-953-9299

Attn: Chief Financial Officer

cc: Corporate Counsel

All such notices and communications shall be effective (i) if delivered by hand, upon delivery; (ii) if sent by mail, upon the earlier of the date of receipt or five Business Days after deposit in the mail, first class (or air mail, with respect to communications to be sent to or from the United States), postage prepaid; and (iii) if sent by facsimile, when sent.

IN WITNESS WHEREOF, Borrower has caused this Note to be executed by its officer thereunto duly authorized, as of the date first above written.

COM21, INC.

By:

Name: _____________________________

Title: ______________________________

AGREED AND ACCEPTED:

Flextronics Malaysia SDN BHD

By:

Name: _____________________________

Title: ______________________________

SCHEDULE A

Payment Schedule

See attached

THIS WARRANT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

WARRANT TO PURCHASE 150,000 SHARES OF COMMON STOCK
of
COM21, INC.
Void after March 28, 2005

This certifies, in consideration of entering into that Amendment to Manufacturing Agreement dated March 29, 2002 by and between Com21, Inc., a Delaware corporation (the "Company") and Flextronics Malaysia SDN BHD, that Flextronics International Ltd. or its registered assigns ("Holder") is entitled, subject to the terms set forth below, to purchase from the Company 150,000 shares of the Common Stock of the Company (such shares of Common Stock, as adjusted as provided herein, the "Shares"), as constituted on the date hereof (the "Warrant Issue Date"), upon surrender hereof, at the principal office of the Company referred to below, with the Notice of Exercise attached hereto as Exhibit A duly executed, and simultaneous payment therefor in lawful money of the United States or otherwise as hereinafter provided, at the Exercise Price as set forth in Section 2 below. The number, character and Exercise Price of such Shares are subject to adjustment as provided below. The term "Warrant" as used herein shall include this Warrant, and any warrants delivered in substitution or exchange therefor as provided herein.

Term of Warrant. Subject to the terms and conditions set forth herein, this Warrant shall be exercisable, in whole or in part, during the term commencing on the Warrant Issue Date and ending at 5:00 p.m., Pacific Standard Time, on March 28, 2005 (the "Expiration Date"), and shall be void thereafter.

Exercise Price. The Exercise Price at which this Warrant may be exercised shall be $1.31 per Share, as adjusted from time to time pursuant to Section 12 hereof.

Exercise of Warrant.

Cash Exercise. The purchase rights represented by this Warrant are exercisable by the Holder in whole or in part; such number being subject to adjustment as provided in Section 12 below), at any time, on or prior to the Expiration Date, by the surrender of this Warrant and the Notice of Exercise duly completed and executed on behalf of the Holder, at the office of the Company (or such other office or agency of the Company as it may designate by notice in writing to the Holder at the address of the Holder appearing on the books of the Company), upon payment (i) in cash or by check acceptable to the Company, (ii) by cancellation by the Holder of indebtedness of the Company to the Holder, or (iii) by a combination of (i) and (ii), of the aggregate Exercise Price of the Shares to be purchased.

Net Exercise Election. In lieu of exercising this Warrant by paying the Exercise Price in cash, by check or by cancellation of indebtedness, the Holder may elect, without payment of any additional consideration, to receive Shares equal to the value of this Warrant or any portion thereof by surrender of this Warrant at the principal office of the Company ("Net Exercise"), together with notice of such election, in which event the Company shall issue to the Holder such number of Shares as is computed using the following formula:

X = Y x (A-B)

A

Where: X = the number of Shares to be issued to Holder.

Y = the number of Shares exercised under this Warrant for which the Net Exercise election is made pursuant to this Section 3(b).

A = the Fair Market Value of one Share.

B = the then effective Exercise Price.

For purposes of this Section 3(b), "Fair Market Value" means, as to a Share, (i) the average of the closing prices of sales on all domestic securities exchanges on which the Shares may at the time be listed, or (ii) if there have been no sales on any such exchange on such day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day, or (iii) if on such day the Shares are not so listed, the average of the representative bid and ask prices quoted in the Nasdaq National Market as of 4:00 P.M., New York time, on such day, or (iv) if on any day the Shares are not quoted in the Nasdaq National Market, the average of the highest bid and lowest asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau, Incorporated, or any similar successor organization, in each such case averaged over the period of twenty (20) trading days immediately preceding two (2) days preceding the date of the net issue election or other exercise is made pursuant to this Section 3(b). If at any time the Shares are not listed on any domestic securities exchange or quoted in the Nasdaq National Market or the domestic over-the counter market, the "Fair Market Value" shall be the fair value thereof determined by the Board of Directors of the Company in good faith upon the request of the Holder, and in such case, the Company will promptly respond in writing to an inquiry by the Holder as to the then Fair Market Value of the Shares.

Automatic Net Exercise on Expiration. To the extent this Warrant is not previously exercised as to all of the Shares subject hereto, and if the Fair Market Value of a Share is greater than the Exercise Price then in effect, this Warrant shall be deemed automatically exercised pursuant to Section 3(b) above (even if not surrendered) prior to the Expiration Date. To the extent this Warrant or any portion hereof is deemed automatically exercised pursuant to this Section 3(c), the Company shall promptly notify the Holder of the number of Shares or other securities, if any, the Holder hereof is to receive by reason of such automatic exercise.

Certificates. This Warrant shall be deemed to have been exercised immediately prior to the close of business on the date of its surrender for exercise as provided above, and the person entitled to receive the Shares issuable upon such exercise shall be treated for all purposes as the holder of record of such Shares as of the close of business on such date. Promptly after such date and in any event within twenty (20) days thereof, the Company at its expense shall issue and deliver to the person or persons entitled to receive the same a certificate or certificates for the number of Shares issuable upon such exercise. In the event that this Warrant is exercised in part, the Company at its expense will execute and deliver a new Warrant of like tenor exercisable for the number of Shares for which this Warrant may then be exercised.

No Fractional Shares or Scrip. No fractional Shares or scrip representing fractional Shares shall be issued upon the exercise of this Warrant. In lieu of any fractional Share to which the Holder would otherwise be entitled, the Company shall make a cash payment equal to the Exercise Price multiplied by such fraction, rounded up to the nearest cent.

Replacement of Warrant. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction, or mutilation of this Warrant and, in the case of loss, theft, or destruction, on delivery of an indemnity agreement reasonably satisfactory in form and substance to the Company or, in the case of mutilation, on surrender and cancellation of this Warrant, the Company at its expense shall execute and deliver, in lieu of this Warrant, a new warrant of like tenor and amount.

Rights of Stockholders. Subject to Sections 9 and 11 of this Warrant, the Holder shall not be entitled to vote or receive dividends or be deemed the holder of Shares or any other securities of the Company that may at any time be issuable on the exercise of this Warrant for any purpose, nor shall anything contained herein be construed to confer upon the Holder, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of stock, reclassification of stock, change of par value, or change of stock to no par value, consolidation, merger, conveyance, or otherwise) or to receive notice of meetings, or to receive dividends or subscription rights or otherwise until the Warrant shall have been exercised and the Shares isssuable upon the exercise hereof shall have been issued, as provided herein.

Transfer of Warrant.

Warrant Register. The Company will maintain a register (the "Warrant Register") containing the names and addresses of the Holder or Holders. Any Holder of this Warrant or any portion thereof may change his address as shown on the Warrant Register by written notice to the Company of such change. Any notice or written communication required or permitted to be given to the Holder may be delivered or given by mail to such Holder as shown on the Warrant Register and at the address shown on the Warrant Register unless the Holder has given written notice to the Company of a change of address in which case, any such notice or communication shall be delivered or given to such new address. Until this Warrant is transferred on the Warrant Register of the Company (but in no event later than fourteen (14) days following the valid assignment or transfer of such Warrant), the Company may treat the Holder as shown on the Warrant Register as the absolute owner of this Warrant for all purposes, notwithstanding any notice to the contrary.

Transferability and Nonnegotiability of Warrant. This Warrant may not be transferred or assigned in whole or in part without compliance with all applicable federal and state securities laws by the transferor and the transferee (including the delivery of investment representation letters, broker letters and/or legal opinions reasonably satisfactory to the Company, if such are requested by the Company). Subject to the provisions of this Warrant with respect to compliance with the Securities Act of 1933, as amended (the "Act"), title to this Warrant, together with the rights thereunder, may be transferred by endorsement (by the Holder executing the Assignment Form annexed hereto) and delivery in the same manner as a negotiable instrument transferable by endorsement and delivery; provided, however, that this Warrant may not be transferred in part unless such transfer is to a transferee who pursuant to such transfer receives the right to purchase at least 1,000 Shares hereunder (as adjusted pursuant to Section 12 hereof).

Assignment of Warrant Upon a Transfer. On surrender of this Warrant for exchange, properly endorsed on the Assignment Form appended hereto as Exhibit B and subject to the provisions of this Warrant with respect to compliance with the Act and with the limitations on assignments and transfers and contained in this Section 7, the Company at its expense shall issue to or on the order of the Holder a new warrant or warrants of like tenor, in the name of the Holder or as the Holder may direct, for the number of Shares issuable upon exercise thereof.

Compliance with Securities Laws.

The Holder of this Warrant, by acceptance hereof, acknowledges that this Warrant and the Shares are being acquired solely for the Holder's own account and not as a nominee for any other party, and for investment, and that the Holder will not offer, sell, or otherwise dispose of this Warrant or any Shares except under circumstances that will not result in a violation of the Act or any state securities laws. Upon exercise of this Warrant, the Holder shall, if requested by the Company, confirm in writing, in a form satisfactory to the Company, that the shares of Common Stock so purchased are being acquired solely for the Holder's own account and not as a nominee for any other party, for investment, and not with a view toward distribution or resale.

This Warrant and all Shares issued upon exercise of this Warrant shall be stamped or imprinted with a legend in substantially the following form (in addition to any legend required by state securities laws):

THE SECURITIES REPRESENTED HEREBY HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. SUCH SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT. COPIES OF THE AGREEMENT COVERING THE PURCHASE OF THESE SECURITIES AND RESTRICTING THEIR TRANSFER OR SALE MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD HEREOF TO THE SECRETARY OF THE COMPANY AT THE PRINCIPAL EXECUTIVE OFFICES OF THE COMPANY.

Reservation of Stock. The Company covenants that until the Expiration Date, the Company shall: (a) reserve from its authorized and unissued capital stock a sufficient number of shares to provide for the issuance of the Shares upon the exercise of this Warrant, and (b) from time to time, will take all steps necessary to amend its Certificate of Incorporation (the "Certificate") to provide sufficient reserves of Shares issuable upon exercise of the Warrant. The Company further covenants that all Shares that may be issued upon exercise of the rights represented by this Warrant and payment of the Exercise Price, all as set forth herein, will be validly issued, fully paid, non-assessable and free from all taxes, liens, and other charges in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously or otherwise specified herein). The Company agrees that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for Shares and to distribute such other securities or property as may be issuable upon the exercise of this Warrant.

Registration Rights.

(a) The Company shall file, as promptly as reasonably practicable and in any event within ninety (90) days of the Warrant Issue Date, a registration statement on Form S-3, (or any successor form then available covering the issuance and resale of securities with respect to this Warrant) (the "Registration Statement") covering the issuance and resale of the Shares to be issued upon exercise of this Warrant (the "Registrable Securities"). The Company shall use its reasonable best efforts to (i) cause such Registration Statement to be declared effective as soon as practicable thereafter, and (ii) to keep such Registration Statement continuously effective, supplemented and amended to the extent necessary to comply with the provisions of the Act with respect to the disposition of all of the Registrable Securities until the earlier of (A) the date which is two (2) years after the date hereof, (B) the date one year after this Warrant shall have been exercised in full (or, if this Warrant shall have been exercised in a "net exercise" pursuant to Section 3(b), one year after the Warrant Issue Date) and (C) the date when all Registrable Securities covered by such Registration Statement have been sold.

(b) All expenses incurred in connection with the registration pursuant to this Section 9, excluding underwriters' or brokers' discounts and commissions and any fees of counsel for the Holder, but including registration fees, all fees and expenses of complying with state securities laws, and the fees and disbursements of the Company's counsel and accountants, shall be paid by the Company.

(c) In the event any Registrable Securities are included in a Registration Statement under this Agreement:

(i) The Company shall indemnify and hold harmless the Holder, such Holder's directors and officers, each person who participates in the offering of such Registrable Securities, including underwriters (as defined in the Act), and each person, if any, who controls such Holder or participating person within the meaning of the Act (collectively, the "Holder Indemnified Parties"), against any losses, claims, damages or liabilities, joint or several, to which they may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or proceedings in respect thereof) arise out of or are based upon any untrue or alleged untrue statement of any material fact contained in the Registration Statement on the effective date thereof (including any prospectus filed under Rule 424 under the Act or any amendments or supplements thereto) or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse such Holder Indemnified Parties for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action, as such expenses are incurred; provided, however, that this indemnity agreement shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company; provided, further, that the Company shall not be liable to any Holder Indemnified Party in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in connection with the Registration Statement, preliminary or final prospectus, or amendments or supplements thereto, in reliance upon and in conformity with written information furnished by or on behalf of such Holder Indemnified Party expressly for use in connection with such registration. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of any such Holder Indemnified Party and shall survive the transfer of the Registrable Securities and any termination of the Warrant.

(ii) The Holder shall indemnify and hold harmless the Company, each of its directors and officers, each person, if any, who controls the Company within the meaning of the Act, and each agent and any underwriter for the Company (within the meaning of the Act) (collectively, the "Company Indemnified Parties") against any losses, claims, damages or liabilities, joint or several, to which any such Company Indemnified Party may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or proceedings in respect thereof) arise out of or are based upon any untrue or alleged untrue statement of any material fact contained in the Registration Statement (including any prospectus filed under Rule 424 under the Act or any amendments or supplements thereto) or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, preliminary or final prospectus, or amendments or supplements thereto, in reliance upon and in conformity with written information furnished by or on behalf of the Holder expressly for use in connection with such registration; and the Holder shall reimburse any legal or other expenses reasonably incurred by any Company Indemnified Party in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that this indemnity agreement shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder; provided, further, that the liability of the Holder hereunder shall be limited to the proportion of any such loss, claim, damage, liability or expense which is equal to the proportion that the net proceeds from the sale of the shares sold by the Holder under such Registration Statement bears to the total net proceeds from the sale of all securities sold thereunder, but not in any event to exceed the net proceeds received by the Holder from the sale of Registrable Securities covered by such Registration Statement.

(iii) Promptly after receipt by an indemnified party under this Section 9(b) of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against any indemnifying party under this Section 9(b), notify the indemnifying party in writing of the commencement thereof and the indemnifying party shall have the right to participate in and assume the defense thereof with counsel selected by the indemnifying party and reasonably satisfactory to the indemnified party; provided, however, that an indemnified party shall have the right to retain its own counsel, with all fees and expenses thereof to be paid by such indemnified party, and to be apprised of all progress in any proceeding the defense of which has been assumed by the indemnifying party.

(iv) To the extent any indemnification by an indemnifying party is prohibited or limited by law, the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified party in connection with the actions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or indemnified party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damages or liabilities referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding. Notwithstanding the foregoing, no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

Notices.

Certificates of Adjustment. Whenever the Exercise Price or number of shares purchasable hereunder shall be adjusted pursuant to Section 12 hereof, the Company shall issue a certificate signed by its Chief Financial Officer setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated and the Exercise Price and number of Shares purchasable hereunder after giving effect to such adjustment, and shall cause a copy of such certificate to be mailed (by first class mail, postage prepaid) to the Holder of this Warrant.

Notice of Certain Events. In case

the Company shall take a record of the holders of its Shares (or other stock or securities at the time receivable upon the exercise of this Warrant) for the purpose of entitling them to receive any dividend or other distribution, or any right to subscribe for or purchase any shares of stock of any class or any other securities, or to receive any other right, or of any capital reorganization of the Company, any reclassification of the capital stock of the Company, any consolidation or merger of the Company with or into another corporation, or any conveyance of all or substantially all of the assets of the Company to another corporation, or of any voluntary dissolution, liquidation or winding-up of the Company,

then, and in each such case, the Company will mail or cause to be mailed to the Holder or Holders a notice specifying, as the case may be, (A) the date on which a record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, or (B) the date on which such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding-up is to take place, and the time, if any is to be fixed, as of which the holders of record of shares of Common Stock (or such stock or securities at the time receivable upon the exercise of this Warrant) shall be entitled to exchange their shares of Common Stock (or such other stock or securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding-up. Such notice shall be mailed at least 20 days prior to the date therein specified.

Notice Mechanics. All notices and other communications required or permitted hereunder shall be in writing, shall be deemed to be given upon receipt or, if earlier, (a) five (5) days after deposit with the U.S. Postal Service or other applicable postal service, if delivered by first class mail, postage prepaid, (b) upon delivery, if delivered by hand, (c) one business day after the business day of deposit with Federal Express or similar overnight courier, freight prepaid for priority overnight delivery, or (d) one business day after the business day of facsimile transmission, if delivered by facsimile transmission with copy by first class mail, postage prepaid, and shall be addressed (i) if to the Holder, at the Holder's address as set forth on the Warrant Register, and (ii) if to the Company, at the address of its principal corporate offices (attention: Chief Financial Officer) or at such other address as a party may designate by ten days advance written notice to the other party pursuant to the provisions above. In the event the notice requirements of this section are not complied with or waived in writing, the Company shall forthwith either cause the closing of the transaction to be postponed until such requirements have been complied with, or cancel such transaction.

Amendments.

(a) Any term of this Warrant may only be amended with the written consent of the Company and the Holder. Any amendment effected in accordance with this Section 11 shall be binding upon each holder of any of the Common Stock Warrants, each future holder of all such Common Stock Warrants, and the Company; provided, however, that such amendment must apply to all such holders equally and ratably in accordance with the number of Shares issuable upon exercise of their Common Stock Warrants. The Company shall promptly give notice to all holders of Common Stock Warrants of any amendment effected in accordance with this Section 11.

(b) No waivers of or exceptions to any term, condition or provision of this Warrant, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.

Adjustments. The Exercise Price and the number of Shares purchasable hereunder are subject to adjustment from time to time as follows:

12.1 Merger, Sale of Assets, Etc. If at any time, while this Warrant, or any portion thereof, is outstanding and unexpired there shall be (i) a reorganization (other than a combination, reclassification, exchange or subdivision of shares otherwise provided for herein), (ii) a merger or consolidation of the Company with or into another corporation in which the Company is not the surviving entity, or a reverse triangular merger in which the Company is the surviving entity but the shares of the Company's capital stock outstanding immediately prior to the merger are converted by virtue of the merger into other property, whether in the form of securities, cash, or otherwise, or (iii) a sale or transfer of the Company's properties and assets as, or substantially as, an entirety to any other person, then, as a part of such reorganization, merger, consolidation, sale or transfer, lawful provision shall be made so that the holder of this Warrant shall thereafter be entitled to receive upon exercise of this Warrant, during the period specified herein and upon payment of the Exercise Price then in effect, the number of shares of stock or other securities or property of the successor corporation resulting from such reorganization, merger, consolidation, sale or transfer which a holder of the shares deliverable upon exercise of this Warrant would have been entitled to receive in such reorganization, consolidation, merger, sale or transfer had this Warrant been exercised immediately before such reorganization, merger, consolidation, sale or transfer, all subject to further adjustment as provided in this Section 12. The foregoing provisions of this Section 12.1 shall similarly apply to successive reorganizations, consolidations, mergers, sales and transfers and to the stock or securities of any other corporation which are at the time receivable upon the exercise of this Warrant. If the per share consideration payable to the holder hereof for shares in connection with any such transaction is in a form other than cash or marketable securities, then the value of such consideration shall be determined in good faith by the Company's Board of Directors. In all events, appropriate adjustment (as determined in good faith by the Company's Board of Directors) shall be made in the application of the provisions of this Warrant with respect to the rights and interests of the Holder after the transaction, to the end that the provisions of this Warrant shall be applicable after that event, as near as reasonably may be, in relation to any shares or other property deliverable after that event upon exercise of this Warrant.

12.2 Reclassification, etc. If the Company at any time while this Warrant, or any portion thereof, remains outstanding and unexpired shall, by reclassification of securities or otherwise, change any of the securities as to which purchase rights under this Warrant exist into the same or a different number of securities of any other class or classes, this Warrant shall thereafter represent the right to acquire such number and kind of securities as would have been issuable as the result of such change with respect to the securities which were subject to the purchase rights under this Warrant immediately prior to such reclassification or other change and the Exercise Price therefor shall be appropriately adjusted, all subject to further adjustment as provided in Section 12.

12.3 Split, Subdivision or Combination of Shares. If the Company at any time while this Warrant, or any portion thereof, remains outstanding and unexpired shall split, subdivide or combine the securities as to which purchase rights under this Warrant exist, into a different number of securities of the same class, the Exercise Price for such securities shall be proportionately decreased in the case of a split or subdivision or proportionately increased in the case of a combination.

12.4 Adjustments for Dividends in Stock or Other Securities or Property. If while this Warrant, or any portion hereof, remains outstanding and unexpired the holders of the securities as to which purchase rights under this Warrant exist at the time shall have received, or, on or after the record date fixed for the determination of eligible stockholders, shall have become entitled to receive, without payment therefor, other or additional stock or other securities or property of the Company by way of dividend, then and in each case, this Warrant shall represent the right to acquire, in addition to the number of shares of the security receivable upon exercise of this Warrant, and without payment of any additional consideration therefor, the amount of such other or additional stock or other securities or property of the Company which such holder would hold on the date of such exercise had it been the holder of record of the security receivable upon exercise of this Warrant on the date of such distribution or such record date and had thereafter, during the period from the date of such distribution or such record date to and including the date of such exercise, retained such shares and/or all other additional stock available by it as aforesaid during such period, giving effect to all adjustments called for during such period by the provisions of this Section 12.

12.5 Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment pursuant to this Section 12, the Company at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of this Warrant a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, upon the written request, at any time, of any such holder, furnish or cause to be furnished to such holder a like certificate setting forth: (i) such adjustments and readjustments; (ii) the Exercise Price at the time in effect; and (iii) the number of Shares and the amount, if any, of other property which at the time would be received upon the exercise of the Warrant.

12.6 No Impairment. The Company will not, by any voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Section 12 and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holders of this Warrant against impairment.

Miscellaneous.

Governing Law. This Warrant shall be governed by and construed under the laws of the State of California, excluding that body of law relating to conflict of laws.

Counterparts. This Warrant may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, Com21, Inc. has caused this Warrant to be executed by its officers thereunto duly authorized.

Dated: March 29, 2002

COM21, INC.

By:

George Merrick

President and Chief Executive Officer

FLEXTRONICS INTERNATIONAL, LTD.

By:

Name:

Title:

Exhibit A

NOTICE OF EXERCISE

To: _______________

(a) The undersigned hereby elects to purchase ________ shares of Common Stock of Com21, Inc., pursuant to the terms of the attached Warrant, and:

(check one)

_____ tenders herewith payment of the purchase price for such shares in full;

OR

_____ tenders ________ shares of Common Stock purchasable under this Warrant pursuant to Section 3(b) of this Warrant (net-exercise).

(b) In exercising this Warrant, the undersigned hereby confirms and acknowledges that the shares of Common Stock are being acquired solely for the account of the undersigned and not as a nominee for any other party, and for investment, and that the undersigned will not offer, sell, or otherwise dispose of any such shares of Common Stock except under circumstances that will not result in a violation of the Securities Act of 1933, as amended, or any state securities laws.

(c) Please issue a certificate or certificates representing said shares of Common Stock in the name of the undersigned or in such other name as is specified below:

[Print Name]

(d) Please issue a Warrant for the unexercised portion of the attached Warrant in the name of the undersigned or in such other name as is specified below:

[Print Name]

Date:

[Signature]

[Print Name]

[Title, if applicable]

Exhibit B

ASSIGNMENT FORM

FOR VALUE RECEIVED, the undersigned registered owner of this Warrant hereby sells, assigns and transfers unto the Assignee named below all of the rights of the undersigned under the within Warrant, with respect to the number of shares of Common Stock set forth below:

Name of Assignee	Address	No. of Shares

and does hereby irrevocably constitute and appoint ____________________ Attorney to make such transfer on the books of Com21, Inc. maintained for the purpose, with full power of substitution in the premises.

The undersigned also represents that, by assignment hereof, the Assignee acknowledges that this Warrant and the shares of stock to be issued upon exercise hereof or conversion thereof are being acquired for investment and that the Assignee will not offer, sell or otherwise dispose of this Warrant or any shares of stock to be issued upon exercise hereof or conversion thereof except under circumstances which will not result in a violation of the Securities Act of 1933, as amended, or any state securities laws. Further, the Assignee has acknowledged that upon exercise of this Warrant, the Assignee shall, if requested by the Company, confirm in writing, in a form satisfactory to the Company, that the shares of stock so purchased are being acquired for investment and not with a view toward distribution or resale.

DATED: _____________________

Signature of Holder

(Witness)